SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549


                                      FORM 8-K


                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                       OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):        December 13, 2004
                                                      ____________________

Exact Name of Registrant as
  Specified in Its Charter:                  CALAMP CORP.
                                ___________________________________


          DELAWARE                        0-12182              95-3647070
 _____________________________          ____________         _____________
State or Other Jurisdiction of          Commission          I.R.S. Employer
Incorporation or Organization          File Number        Identification No.



Address of Principal Executive Offices:     1401 N. Rice Avenue
                                            Oxnard, CA 93030
                                           _________________________

Registrant's Telephone Number, Including
 Area Code:                                    (805) 987-9000
                                             _________________________

Former Name or Former Address,
 if Changed Since Last Report:                    Not applicable
                                             _____________________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

     Effective December 13, 2004, Tracy Trent resigned from his position as President of CalAmp Corp.'s Solutions Division. Under the terms of a Separation Agreement entered into by Mr. Trent and the Company in conjunction with his resignation, Mr. Trent will be provided with the following severance payments and other benefits:

*	Severance in the aggregate amount of $255,000, payable over a twelve month period in equal bi-weekly payments, less regular tax deductions and withholdings.
*	Twelve months of paid COBRA premiums.
*	A laptop computer.

      The Separation Agreement also provides that paragraphs 7 and 8 of the Employment Agreement dated February 2, 2004 between Mr. Trent and the Company will remain in full force and effect. Paragraph 7 deals with proprietary information obligations and paragraph 8 deals with noninterference in the Company's business affairs. The Employment Agreement was included as Exhibit
10.15 to the Registration Statement on Form S-4 (No. 333-112851) filed on February 13, 2004.



Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Effective December 13, 2004, Tracy Trent resigned as President of the Company's Solutions Division. See Item 1.01 above regarding the description of the material terms of his Separation Agreement.































                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.


                                       CALAMP CORP.



     December 17, 2004	           By:   /s/ Richard K. Vitelle
    _________________                  _________________________
          Date                          Richard K. Vitelle,
                                        Vice President-Finance
                                        (Principal Financial Officer)